SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


                  Date of Report
                  (Date of earliest
                  event reported):    June 10, 1998


                          Interstate Energy Corporation
             (Exact name of registrant as specified in its charter)


     Wisconsin                        1-9894                   39-1380265
   (State or other              (Commission File             (IRS Employer
   jurisdiction of                   Number)              Identification No.)
   incorporation)


                222 West Washington Avenue, Madison, Wisconsin 53703 (Address of principal executive offices, including zip code)


                                 (608) 252-3311
                         (Registrant's telephone number)

   Item 5.     Other Events.

          On June 10, 1998, Wisconsin Power and Light Company ("WP&L"), a subsidiary of Interstate Energy Corporation (d/b/a Alliant Corporation), announced a preliminary agreement relating to the replacement of the steam generators at the Kewaunee Nuclear Power Plant ("Kewaunee") and the transfer by Madison Gas & Electric Company ("MG&E") of its interest in Kewaunee. A copy of the press release issued announcing the preliminary agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

          Pursuant to the preliminary agreement, MG&E will transfer its 17.8% interest in Kewaunee to Wisconsin Public Service Corporation ("WPSC") in exchange for an interest in a natural gas-fired combustion turbine generating plant owned by WPSC. Following the ownership transfer, WPSC will own a 59% interest in Kewaunee. WP&L's interest in Kewaunee will remain at 41%. Under the preliminary agreement, and following the ownership transfer, the steam generators at Kewaunee will be replaced at an estimated cost of approximately $90 million. WP&L's share of such cost is expected to be approximately $37 million.

          The preliminary agreement is subject to (i) approval of the Board of Directors of each company, (ii) the parties reaching agreement on final purchased power arrangements and on amendments to the joint operating agreement, and (iii) approval by the Nuclear Regulatory Commission of the transfer of the ownership interest in Kewaunee. The agreement between WP&L and WPSC to replace the steam generators also remains subject to Public Service Commission of Wisconsin approval of the regulatory and ratemaking accounting treatment requested by the companies as well as the transfer of MG&E's ownership interest in Kewaunee. If the requisite approvals are obtained, it is expected that the ownership transfer and steam generator replacement would begin in the spring of 2000.

          This Current Report on Form 8-K includes forward-looking statements. These forward-looking statements can be identified as such because the statements include words or phrases such as "estimated" or "it is expected" or words of similar import. Similarly, statements that describe future plans are also forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors which could affect actual results include unanticipated events impacting regulatory approval of the preliminary agreement described above and unexpected costs or unanticipated difficulties associated with the replacement of the steam generators at Kewaunee. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. The forward-looking statements included herein are made as of the date hereof and Interstate Energy Corporation undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

   Item 7.     Financial Statements and Exhibits.

          (a)  Not applicable

          (b)  Not applicable

          (c)  Exhibits.

               The exhibit listed in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   INTERSTATE ENERGY CORPORATION


   Date:  June 18, 1998.           By: /s/ Erroll B. Davis, Jr.
                                       Erroll B. Davis, Jr.
                                       President and Chief Executive Officer

                          INTERSTATE ENERGY CORPORATION

                            EXHIBIT INDEX TO FORM 8-K
                               Dated June 10, 1998

   Exhibit
     No.

   (99.1) Press release, dated June 10, 1998, announcing a preliminary agreement relating to the replacement of the steam generators at the Kewaunee Nuclear Power Plant ("Kewaunee") and the transfer by Madison Gas & Electric Company of its interest in Kewaunee